Exhibit 99.1

News Release
nVent Announces First Quarter 2023 Financial Results
Continued strong performance; raising full-year guidance
•Reported sales of $741 million, up 7%; Organically up 8%
•Reported EPS of $0.56, up 40%; Adjusted EPS of $0.67, up 34%
•Cash Flows from Operations of $69 million; Free Cash Flow of $52 million
•Raising full-year sales and EPS guidance
◦Reported and organic sales growth of 4% to 6%
◦Reported EPS of $2.27 to $2.35; Adjusted EPS of $2.65 to $2.73
•Previously announced ECM Industries acquisition expected to close in the second quarter

Reconciliations of GAAP (reported) to Non-GAAP measures are in the attached financial tables.
LONDON – April 28, 2023 – nVent Electric plc (NYSE:NVT) (“nVent”), a global leader in electrical connection and protection solutions, today announced financial results for the first quarter of 2023 and provided guidance for the second quarter and full-year 2023.

“We had a strong start to the year, with impressive margin expansion and robust cash flow,” said nVent Chief Executive Officer Beth Wozniak. “We saw growth in all verticals and new products continued to be a strong contributor. We are well positioned to continue to grow with the electrification of everything, building a more sustainable and electrified world. We are excited to further expand our connect and protect portfolio with the acquisition of ECM Industries which is expected to close in the second quarter. Based on the strength of the business in the first quarter, we are raising our full-year guidance.”

First quarter sales of $741 million were up 7 percent relative to the first quarter 2022 and increased 8 percent organically, which excludes the impact from currency fluctuations. First quarter 2023 earnings per diluted share (“EPS”) were $0.56, up 40 percent, while on an adjusted basis, the company had EPS of $0.67, up 34 percent. Segment income, adjusted net income, free cash flow and adjusted EPS are described in the attached schedules.

First quarter 2023 operating income was $124 million compared to $90 million in the first quarter of 2022. On an adjusted basis, segment income was $148 million versus $110 million in the first quarter of 2022.

nVent had net cash provided by operating activities of $69 million in the first quarter compared to $7 million in the first quarter of 2022. Free cash flow generated was $52 million in the first quarter compared to $3 million usage a year ago.

(more)

FIRST QUARTER PERFORMANCE ($ in millions)

nVent Electric plc
	Three months ended
	March 31, 2023	March 31, 2022	% / point change
Net Sales	$741	$695	7%
Organic			8%
Operating Income	$124	$90	38%
Reported ROS	16.8%	13.0%
Segment Income	$148	$110	34%
Adjusted ROS	20.0%	15.9%	410 bps

Enclosures
	Three months ended
	March 31, 2023	March 31, 2022	% / point change
Net Sales	$391	$359	9%
Organic			11%
ROS	21.1%	14.0%	710 bps

Electrical & Fastening Solutions
	Three months ended
	March 31, 2023	March 31, 2022	% / point change
Net Sales	$206	$188	10%
Organic			11%
ROS	29.8%	25.1%	470 bps

Thermal Management
	Three months ended
	March 31, 2023	March 31, 2022	% / point change
Net Sales	$144	$148	-3%
Organic			0%
ROS	21.5%	21.9%	-40 bps

(more)

GUIDANCE FOR FULL-YEAR AND SECOND QUARTER 2023
The company now estimates reported sales growth for the full-year 2023 of up 4% to 6% versus prior guidance of 3% to 5%. The organic sales growth guidance range of 4% to 6% is unchanged. The company now expects full-year 2023 EPS of $2.27 to $2.35 on a GAAP basis and adjusted EPS of $2.65 to $2.73 versus prior guidance of $2.16 to $2.26 on a GAAP basis and adjusted EPS of $2.51 to $2.61.

The company estimates reported and organic sales for the second quarter of 2023 to be up 3% to 5%. The company estimates second quarter 2023 EPS on a GAAP basis of $0.57 to $0.59 and adjusted EPS of $0.66 to $0.68.

The previously announced agreement to acquire ECM Industries is expected to close in the second quarter, subject to customary conditions, including regulatory approval. nVent expects the acquisition to be accretive to adjusted earnings per share in 2023 following completion of the transaction. The company's outlook for the second quarter and full-year 2023 does not include ECM Industries.

DIVIDENDS
nVent previously announced on February 28, 2023 that its Board of Directors approved a regular cash dividend of $0.175 per share, payable on May 12, 2023.
EARNINGS CONFERENCE CALL
nVent’s management team will discuss the company’s first quarter performance on a conference call with analysts and investors at 9:00 a.m. Eastern today. A live audio webcast of the conference call and materials will be available through the “Investor Relations” section of the company’s website (http://investors.nvent.com). To participate, please dial 1-833-630-1071 or 1-412-317-1832 approximately ten minutes before the 9:00 a.m. ET start. A replay of the conference call will be made accessible once it becomes available and will remain accessible through May 12, 2023 by dialing 1-877-344-7529 or 1-412-317-0088, along with the access code 2733110.

About nVent
nVent is a leading global provider of electrical connection and protection solutions. We believe our inventive electrical solutions enable safer systems and ensure a more secure world. We design, manufacture, market, install and service high performance products and solutions that connect and protect some of the world's most sensitive equipment, buildings and critical processes. We offer a comprehensive range of enclosures, electrical connections and fastening and thermal management solutions across industry-leading brands that are recognized globally for quality, reliability and innovation. Our principal office is in London and our management office is in Minneapolis. Our robust portfolio of leading electrical product brands dates back more than 100 years and includes nVent CADDY, ERICO, HOFFMAN, RAYCHEM, SCHROFF and TRACER.
nVent, CADDY, ERICO, HOFFMAN, RAYCHEM, SCHROFF and TRACER are trademarks owned or licensed by nVent Services GmbH or its affiliates.

(more)

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
This press release contains statements that we believe to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact are forward looking statements. Without limitation, any statements preceded or followed by or that include the words “targets,” “plans,” “believes,” “expects,” “intends,” “will,” “likely,” “may,” “anticipates,” “estimates,” “projects,” “forecasts,” “should,” “would,” “could,” “positioned,” “strategy,” “future,” “are confident,” or words, phrases or terms of similar substance or the negative thereof, are forward-looking statements. All projections in this press release are also forward-looking statements.All statements made about the ECM Industries acquisition, including the anticipated time for completing the acquisition, the expected financial results of the acquired business and the anticipated benefits of the acquisition, are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, assumptions and other factors, some of which are beyond our control, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include our ability to close and fund the ECM Industries acquisition on the expected terms and time schedule, including obtaining regulatory approvals and satisfying other closing conditions; our ability to integrate the ECM Industries acquisition successfully; our ability to retain customers and employees of the acquired business; adverse effects on our business operations or financial results, including due to the overall global economic and business conditions impacting our business; the ability to achieve the benefits of our restructuring plans; the ability to successfully identify, finance, complete and integrate acquisitions; competition and pricing pressures in the markets we serve, including the impacts of tariffs; volatility in currency exchange rates, interest rates and commodity prices; inability to generate savings from excellence in operations initiatives consisting of lean enterprise, supply management and cash flow practices; inability to mitigate material and other cost inflation; risks related to the availability of, and cost inflation in, supply chain inputs, including labor, raw materials, commodities, packaging and transportation; increased risks associated with operating foreign businesses, including risks associated with the conflict between Russia and Ukraine and related sanctions; the ability to deliver backlog and win future project work; failure of markets to accept new product introductions and enhancements; the impact of changes in laws and regulations, including those that limit U.S. tax benefits; the impact of the novel coronavirus 2019 (“COVID-19”) pandemic; the outcome of litigation and governmental proceedings; and the ability to achieve our long-term strategic operating goals. Additional information concerning these and other factors is contained in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. All forward-looking statements speak only as of the date of this press release. nVent assumes no obligation, and disclaims any obligation, to update the information contained in this press release.

Investor Contact
Tony Riter
Vice President, Investor Relations
nVent
763.204.7750
Tony.Riter@nVent.com

Media Contact
Stacey Wempen
Director, External Communications
nVent
763.204.7857
Stacey.Wempen@nVent.com
(more)

nVent Electric plc
Condensed Consolidated Statements of Income (Unaudited)

	Three months ended
In millions, except per-share data	March 31, 2023	March 31, 2022
Net sales	$740.6	$694.7
Cost of goods sold	437.4	447.4
Gross profit	303.2	247.3
% of net sales	40.9%	35.6%
Selling, general and administrative	162.4	142.0
% of net sales	21.9%	20.4%
Research and development	16.7	15.2
% of net sales	2.3%	2.2%
Operating income	124.1	90.1
% of net sales	16.8%	13.0%
Net interest expense	7.8	7.2
Other expense	1.2	0.6
Income before income taxes	115.1	82.3
Provision for income taxes	21.3	14.5
Effective tax rate	18.5%	17.6%
Net income	$93.8	$67.8
Earnings per ordinary share
Basic	$0.57	$0.41
Diluted	$0.56	$0.40
Weighted average ordinary shares outstanding
Basic	165.3	166.2
Diluted	168.0	168.2
Cash dividends paid per ordinary share	$0.175	$0.175

(more)

nVent Electric plc
Condensed Consolidated Balance Sheets (Unaudited)

	March 31, 2023	December 31, 2022
In millions
Assets
Current assets
Cash and cash equivalents	$303.1	$297.5
Accounts and notes receivable, net	455.0	472.5
Inventories	366.5	346.7
Other current assets	127.2	112.5
Total current assets	1,251.8	1,229.2
Property, plant and equipment, net	293.0	289.2
Other assets
Goodwill	2,180.5	2,178.1
Intangibles, net	1,049.4	1,066.1
Other non-current assets	141.7	139.6
Total other assets	3,371.6	3,383.8
Total assets	$4,916.4	$4,902.2
Liabilities and Equity
Current liabilities
Current maturities of long-term debt and short-term borrowings	$15.0	$15.0
Accounts payable	241.1	252.1
Employee compensation and benefits	80.1	109.3
Other current liabilities	265.1	273.1
Total current liabilities	601.3	649.5
Other liabilities
Long-term debt	1,064.6	1,068.2
Pension and other post-retirement compensation and benefits	131.2	128.5
Deferred tax liabilities	196.7	199.6
Other non-current liabilities	132.7	124.7
Total liabilities	2,126.5	2,170.5
Equity	2,789.9	2,731.7
Total liabilities and equity	$4,916.4	$4,902.2

(more)

nVent Electric plc
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Three months ended
In millions	March 31, 2023	March 31, 2022
Operating activities
Net income	$93.8	$67.8
Adjustments to reconcile net income to net cash provided by (used for) operating activities
Depreciation	11.1	10.7
Amortization	17.6	17.8
Deferred income taxes	0.6	(0.1)
Share-based compensation	5.7	6.6
Changes in assets and liabilities, net of effects of business acquisitions
Accounts and notes receivable	20.8	(5.5)
Inventories	(17.3)	(29.1)
Other current assets	(13.5)	(22.7)
Accounts payable	(7.6)	6.3
Employee compensation and benefits	(30.2)	(28.4)
Other current liabilities	(9.3)	(16.9)
Other non-current assets and liabilities	(2.3)	—
Net cash provided by (used for) operating activities	69.4	6.5
Investing activities
Capital expenditures	(17.1)	(11.1)
Proceeds from sale of property and equipment	0.2	1.9
Net cash provided by (used for) investing activities	(16.9)	(9.2)
Financing activities
Net receipts of revolving long-term debt	—	47.8
Repayments of long-term debt	(3.8)	(1.4)
Dividends paid	(29.3)	(29.0)
Shares issued to employees, net of shares withheld	(2.5)	(3.0)
Repurchases of ordinary shares	(15.2)	(8.5)
Net cash provided by (used for) financing activities	(50.8)	5.9
Effect of exchange rate changes on cash and cash equivalents	3.9	(1.6)
Change in cash and cash equivalents	5.6	1.6
Cash and cash equivalents, beginning of period	297.5	49.5
Cash and cash equivalents, end of period	$303.1	$51.1

(more)

nVent Electric plc
Supplemental Financial Information by Reportable Segment (Unaudited)

	2023	2022
In millions	First Quarter	First Quarter
Net sales
Enclosures	$391.0	$359.4
Electrical & Fastening Solutions	205.7	187.6
Thermal Management	143.9	147.7
Total	$740.6	$694.7
Segment income (loss)
Enclosures	$82.5	$50.3
Electrical & Fastening Solutions	61.3	47.1
Thermal Management	30.9	32.4
Other	(26.7)	(19.6)
Total	$148.0	$110.2
Return on sales
Enclosures	21.1%	14.0%
Electrical & Fastening Solutions	29.8%	25.1%
Thermal Management	21.5%	21.9%
Total	20.0%	15.9%

(more)

nVent Electric plc
Reconciliation of GAAP to non-GAAP financial measures for the year ending December 31, 2023 excluding the effect of adjustments (Unaudited)

	Actual	Forecast (1)
In millions, except per-share data	First Quarter	Second Quarter	Full Year
Net sales	$740.6
Operating income	124.1
% of net sales	16.8%
Adjustments:
Restructuring and other	$4.0
Acquisition transaction and integration costs	2.3
Intangible amortization	17.6
Segment income	$148.0
Return on sales	20.0%

Net income - as reported	$93.8	$98	$388
Adjustments to operating income	23.9	18	78
Income tax adjustments	(4.4)	(3)	(14)
Net income - as adjusted	$113.3	$113	$452
Diluted earnings per ordinary share
Diluted earnings per ordinary share - as reported	$0.56	$ 0.57 - 0.59	$ 2.27 - 2.35
Adjustments	0.11	0.09	0.38
Diluted earnings per ordinary share - as adjusted	$0.67	$ 0.66 - 0.68	$ 2.65 - 2.73
(1) Forecast information represents an approximation

(more)

nVent Electric plc
Reconciliation of GAAP to non-GAAP financial measures for the year ended December 31, 2022 excluding the effect of adjustments (Unaudited)

In millions, except per-share data	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Net sales	$694.7	$727.5	$745.2	$741.6	2,909.0
Operating income	90.1	104.7	120.5	125.1	440.4
% of net sales	13.0%	14.4%	16.2%	16.9%	15.1%
Adjustments:
Restructuring and other	2.0	2.3	5.9	1.5	11.7
Acquisition transaction and integration costs	0.3	0.5	—	—	0.8
Intangible amortization	17.8	17.7	17.6	17.6	70.7
Segment income	$110.2	$125.2	$144.0	$144.2	$523.6
Return on sales	15.9%	17.2%	19.3%	19.4%	18.0%

Net income - as reported	$67.8	$79.9	$93.4	$158.7	$399.8
Adjustments to operating income	20.1	20.5	23.5	19.1	83.2
Pension and other post-retirement mark-to-market gain	—	—	—	(66.3)	(66.3)
Income tax adjustments	(3.4)	(4.3)	(5.2)	0.1	(12.8)
Net income - as adjusted	$84.5	$96.1	$111.7	$111.6	$403.9
Diluted earnings per ordinary share
Diluted earnings per ordinary share - as reported	$0.40	$0.48	$0.55	$0.94	$2.38
Adjustments	0.10	0.09	0.11	(0.28)	0.02
Diluted earnings per ordinary share - as adjusted	$0.50	$0.57	$0.66	$0.66	$2.40

(more)

nVent Electric plc
Reconciliation of Net Sales Growth to Organic Net Sales Growth by Segment
for the quarter ended March 31, 2023 (Unaudited)

	Q1 Net Sales Growth
	Organic	Currency	Acq./Div.	Total
nVent	8.4%	(1.8)%	—%	6.6%
Enclosures	10.7%	(1.9)%	—%	8.8%
Electrical & Fastening Solutions	10.9%	(1.3)%	—%	9.6%
Thermal Management	(0.2)%	(2.4)%	—%	(2.6)%

Reconciliation of Net Sales Growth to Organic Net Sales Growth
for the quarter ending June 30, 2023 and year ending December 31, 2023 (Unaudited)

Forecast (1)
	Q2 Net Sales Growth				Full Year Net Sales Growth
	Organic	Currency	Acq./Div.	Total	Organic	Currency	Acq./Div.	Total
nVent	3 - 5%	—%	—%	3 - 5%	4 - 6%	—%	—%	4 - 6%
(1) Forecast information represents an approximation

Reconciliation of cash from operating activities to free cash flow (Unaudited)

	Three months ended
In millions	March 31, 2023	March 31, 2022
Net cash provided by (used for) operating activities	$69.4	$6.5
Capital expenditures	(17.1)	(11.1)
Proceeds from sale of property and equipment	0.2	1.9
Free cash flow	$52.5	$(2.7)